UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Exercise of Option under Stock Option Agreement

As described in the Current Report on Form 8-K filed by Federal-Mogul Corporation (the “Company”) on January 3, 2008 (the “January 2008 Form 8-K”), on December 27, 2007, the Company, the Federal-Mogul Asbestos Personal Injury Trust (the “Asbestos Trust”), and Thornwood Associates Limited Partnership (“Thornwood”) entered into a stock option agreement (the “Stock Option Agreement”). Pursuant to the Stock Option Agreement, Thornwood acquired from the Asbestos Trust two options that collectively granted Thornwood the right to acquire up to 50.1 million shares of the Company’s Class B Common Stock (the “Class B Common Stock”) from the Asbestos Trust, on the terms and subject to the conditions set forth in the Stock Option Agreement. The Class B Common Stock was distributed to the Asbestos Trust pursuant to the Fourth Amended Joint Plan of Reorganization for the Company’s predecessor and certain of its affiliates, which became effective on December 27, 2007 (the “Effective Date”).

The first option granted under the Stock Option Agreement was an option to acquire 43,141,667 shares of the Class B Common Stock (the “Initial Option”). The aggregate purchase price for the shares under the Initial Option was $775 million (which represents a per share price of $17.9640719), consisting of $375 million in cash and $400 million in the form of a seven-year unsecured promissory note from Thornwood bearing interest at a fixed rate equal to 4.03969% per year (the “$400 Million Note”). The Initial Option also covered 7,793,333 shares of Class B Common Stock that were pledged by the Asbestos Trust to the Company as security for the Asbestos Trust’s obligations under the $140 Million Note (as defined below).

The second option granted to Thornwood under the Stock Option Agreement was an option to acquire the 6,958,333 shares of Class B Common Stock owned by the Asbestos Trust and not covered by the Initial Option (the “Secondary Option”). The Secondary Option was exercisable by Thornwood only in the event that Thornwood exercised the Initial Option. The purchase price for the 6,958,333 shares of Class B Common Stock under the Secondary Option was $125,000,000, which represents a per share price of $17.9640719 (the same as the per share purchase price under the Initial Option). The purchase price for the Secondary Option was satisfied through the discharge by an affiliate of Thornwood of a 60-day interest-free secured loan to the Asbestos Trust made on January 11, 2008 in the amount of $125,000,000 (the “$125 Million Loan”).

On February 25, 2008, Thornwood exercised both the Initial Option and the Secondary Option, thereby acquiring all 50,100,000 shares of Class B Common Stock owned by the Asbestos Trust. As a result of the transfer of the Class B Common Stock to Thornwood, pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), all of the shares of Class B Common Stock were automatically converted into shares of Class A Common Stock of the Company (“Class A Common Stock”). No shares of the Class B Common Stock remain outstanding.

The foregoing description of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 4.2 to the January 2008 Form 8-K and is incorporated herein by reference.

Repayment of $140 Million Loan to Asbestos Trust

As described in the January 2008 Form 8-K, on the Effective Date, the Company and the Asbestos Trust, in accordance with the Plan, entered into a Loan, Security and Pledge Agreement (the “$140 Million Loan Agreement”) in connection with the Asbestos Trust issuing and delivering a $140 million note to the Company (the “$140 Million Note”). The $140 Million Note was non-interest-bearing and matured sixty days after the Effective Date, which maturity date was February 25, 2008.

On February 25, 2008, the Asbestos Trust’s obligations under the $140 Million Loan Agreement and the $140 Million Note were satisfied through Thornwood’s payment of $140,000,000 of the purchase price under the Initial Option to the Company, as contemplated by the Plan. As a result, the Company released its security interest in the 7,793,333 shares of Class B Common Stock that had been pledged by the Asbestos Trust as security for the Asbestos Trust’s obligations under the $140 Million Note. As a result of the repayment of the $140 Million Note, the $140 Million Loan Agreement has been terminated.

The foregoing description of the $140 Million Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 4.14 to the January 2008 Form 8-K and is incorporated herein by reference.

Termination of Lockup Agreement

In connection with the exercise of the Initial Option and the Secondary Option by Thornwood, the Lockup Agreement by and among the Company, the Asbestos Trust and Thornwood (the “Lockup Agreement”) was terminated by the parties thereto, effective February 25, 2008.

The foregoing description of the Lockup Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 4.3 to the January 2008 Form 8-K and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The descriptions contained in Items 1.02 and 5.02 are incorporated herein by reference.

As a result of the exercise of the Initial Option and the Secondary Option by Thornwood, effective February 25, 2008, Thornwood beneficially owns 75,241,924 shares of Class A Common Stock (including the 50,100,000 shares of Class B Common Stock purchased upon exercise of the Initial Option and the Secondary Option) or 75.24% of the outstanding shares of common stock of the Company. As reported under the Schedule 13D filed by Thornwood with the Securities and Exchange Commission (“SEC”) on January 7, 2008, Barberry Corp., a Delaware corporation, is the general partner of Thornwood (“Barberry”) and Barberry is 100% owned by Carl C. Icahn. Pursuant to the Stock Option Agreement, the aggregate purchase price for the 50,100,000 shares of Class B Common Stock was $900 million, of which: (i) $400 million was satisfied with the issuance of the $400 Million Note; (ii) $125 million was satisfied by the discharge of the $125 Million Loan; and (iii) $375 million was paid in cash by Thornwood to the Asbestos Trust. The source of funding for the $375 million cash payment was the general working capital of Thornwood.

As reported under Amendment No.1 to the Schedule 13D filed by Thornwood with the SEC on February 27, 2008, an affiliate of Thornwood has been a party to various agreements with Nineteen Eighty-Nine, LLC (“1989”) relating to the purchase and sale of securities of the Company. An affiliate of Thornwood has offered to permit 1989 to purchase 5,864,455 of the shares acquired by Thornwood pursuant to the Stock Option Agreement at the same price as was paid by Thornwood. As reported under such Amendment No. 1, if that opportunity is fully exercised by 1989, Thornwood’s beneficial ownership of the Company’s Class A Common Stock would be decreased to 69,377,468 shares, representing approximately 69.38% of the Company’s outstanding common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Charter provides that if the Class B Common Stock comprises less than fifteen percent of the outstanding common stock of the Company, all directors elected by the holders of the Class B Common Stock shall either immediately resign from the Board of Directors of the Company (the “Board”) or shall be deemed to be removed from the Board. In accordance with that provision of the Charter and the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock of the Company upon transfer of the shares of Class B Common Stock to Thornwood, each of Albert J. Baciocco, Edward P. Bond, and W. Howard Morris resigned from the Board effective February 25, 2008. Following the resignations of Messrs. Baciocco, Bond and Morris from the Board and in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, a majority of the remaining directors of the Board elected George Feldenkreis, James M. Laisure, and James H. Vandenberghe to fill the vacancies created by the resignations of Messrs. Baciocco, Bond and Morris, effective immediately, to hold office and serve until the next annual election of directors or until his or her successor is duly elected and qualifies, or until his or her earlier resignation or removal. Mr. Laisure and Mr. Vandenberghe consented to serve on the Board immediately upon their appointment. Mr. Feldenkreis consented to serve on the Board on February 28, 2008.

Mr. Vandenberghe is a director and executive officer of Lear Corporation (“Lear”), which is a customer of the Company. The Company had sales of approximately $10.6 million to Lear in 2007.

On February 25, 2008, the Board appointed David S. Schechter as (i) a member of the Audit Committee of the Board to replace Mr. Morris and (ii) a member of the Compensation Committee of the Board to replace Mr. Baciocco, each appointment to be effective immediately.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Option Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated January 3, 2008).

10.2	$140 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.14 to the Company’s Current Report on Form 8-K dated January 3, 2008).

10.3	Lockup Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated January 3, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: February 28, 2008	By:	/s/ Robert L. Katz
Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.2 to the Company’s January 3, 2008 8-K).

10.2	$140 Million Loan Agreement by and between the Company and the Federal-Mogul Asbestos Personal Injury Trust, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.14 to the Company’s January 3, 2007 8-K).

10.3	Lockup Agreement by and among the Company, the Federal-Mogul Asbestos Personal Injury Trust, and Thornwood Associates Limited Partnership, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated January 3, 2008.)